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                                                                 EXECUTION COPY
                            SFX ENTERTAINMENT, INC.

                              CLASS A COMMON STOCK
                           (par value $.01 per share)

                                ----------------

                             UNDERWRITING AGREEMENT

                                                                   May 20, 1998

GOLDMAN, SACHS & CO.
LEHMAN BROTHERS INC.
BEAR, STEARNS & CO. INC.
COWEN & COMPANY
MORGAN STANLEY & CO. INCORPORATED
PRUDENTIAL SECURITIES INCORPORATED
   As representatives of the several Underwriters
     named in Schedule I hereto,
   c/o Goldman, Sachs & Co.,
   85 Broad Street,
   New York, New York 10004.

Ladies and Gentlemen:

         SFX Entertainment, Inc., a Delaware corporation (the "COMPANY"), proposes, subject to the terms and conditions stated herein, to issue and sell to the Underwriters named in Schedule I hereto (the "UNDERWRITERS") an aggregate of 7,000,000 shares (the "FIRM SHARES") and, at the election of the Underwriters, up to 1,050,000 additional shares (the "OPTIONAL SHARES") of Class A Common Stock, par value $.01 per share (the "STOCK"), of the Company (the Firm Shares and the Optional Shares that the Underwriters elect to purchase pursuant to Section 2 hereof being collectively called the "SHARES").

         1. The Company represents and warrants to, and agrees with, each of the Underwriters that:

         (a) A registration statement on Form S-1 (File No. 333-50079) (the "INITIAL REGISTRATION Statement") in respect of the Shares has been filed with the Securities and Exchange Commission (the "Commission"); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you, and, excluding exhibits thereto, to you for each of the other Underwriters, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a "RULE 462(B) REGISTRATION STATEMENT"), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "ACT"), which became effective upon filing, no other document with respect to the Initial Registration Statement has heretofore been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or threatened by

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the Commission (any preliminary prospectus included in the Initial Registration
Statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Act is hereinafter called a "PRELIMINARY PROSPECTUS;" the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, each as amended at the time such part of the Initial Registration Statement became effective, is hereinafter collectively called the "REGISTRATION STATEMENT;" and such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the "PROSPECTUS;"

         (b) No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Goldman, Sachs & Co. expressly for use therein;

         (c) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto, and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Goldman, Sachs & Co. expressly for use therein;

         (d) None of the Company nor any of its subsidiaries has taken, nor will any of them take, directly or indirectly, any action designed to, or that could reasonably be expected to, cause or result in stabilization or manipulation of the price of the Shares to facilitate the sale and resale of the Shares;

         (e) None of the Company, its subsidiaries nor, to the knowledge of the Company, any of the businesses to be acquired in the Pending Acquisitions (as defined in the Prospectus) (collectively, the "ACQUISITION ENTITIES") have sustained since the date of the latest audited financial statements included in the Prospectus any material loss or interference with their businesses, taken as a whole, from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any change in the capital stock or long-term debt of the Company, any of its subsidiaries or, to the knowledge of the Company, the Acquisition Entities or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders' equity

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or results of operations of the Company, its subsidiaries and the Acquisition
Entities, otherwise than as set forth or contemplated in the Prospectus;

         (f) The Company, its subsidiaries and, to the knowledge of the Company, each of the Acquisition Entities have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except as described in the Prospectus or where the failure to be so qualified would not have a material adverse effect on the assets, liabilities, results of operations, management, condition (financial or other), properties, business or net worth of the Company and its direct and indirect subsidiaries, taken as a whole (a "MATERIAL ADVERSE Effect"), and any real property and buildings held under lease by the Company, its subsidiaries and, to the knowledge of the Company, each of the Acquisition Entities are held by them under valid, subsisting and enforceable leases, except as would not have a Material Adverse Effect after giving effect to the Pending Acquisitions;

         (g) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus, is and, after giving effect to the Pending Acquisitions, will be duly registered and qualified to conduct its business and is and, after giving effect to the Pending Acquisitions, will be in good standing, in each jurisdiction or place where the nature of its business requires such registration or qualification, except where the failure to be so qualified would not have a Material Adverse Effect;

         (h) Each subsidiary is a corporation duly organized, validly existing and in good standing in the jurisdiction of its incorporation, with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus is, and after giving effect to the Pending Acquisitions will be, duly registered and qualified to conduct its business and is, and after giving effect to the Pending Acquisitions will be, in good standing, in each jurisdiction or place where the nature of its business requires such registration or qualification, except where the failure to be so qualified would not have a Material Adverse Effect;

         (i) The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and conform to the description of the Stock contained in the Prospectus; and all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and free of any preemptive or similar rights, and (except for directors' qualifying shares and except as set forth in the Prospectus) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims and have been issued in compliance with all applicable federal and state securities laws;

         (j) The unissued Shares to be issued and sold by the Company to the Underwriters hereunder have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and non-assessable and will conform to the description of the Stock contained in the Prospectus;

         (k) The Company and each of its subsidiaries, as applicable, have full corporate power and authority to enter into this Agreement and the acquisition agreements relating to each of the Pending Acquisitions (the "ACQUISITION DOCUMENTS") (each, a "TRANSACTION DOCUMENT" and, collectively, the "TRANSACTION DOCUMENTS"), and to carry out all the terms and provisions, as provided herein and therein;

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         (l) The execution and delivery of each of the Transaction Documents to which the Company or any of its subsidiaries are a party have been duly authorized by the Company and each of its subsidiaries party thereto and each of such Transaction Documents which has been executed prior to or on the date hereof has been duly executed and delivered by the Company and each of its subsidiaries party thereto and is the legal, valid and binding agreement of the Company and each of its subsidiaries party thereto (assuming it is a legal, valid and binding agreement of the other parties thereto), enforceable against the Company and each its subsidiaries party thereto in accordance with its terms except to the extent that: (i) the same may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other laws now or hereafter in effect relating to creditors' rights generally or by general principles of equity whether asserted in an action at law or in equity; and
(ii) rights to indemnity and contribution hereunder may be limited by state or federal securities laws;

         (m) Except (i) as disclosed in the Prospectus, (ii) for approvals of the lenders under the Credit Facility with respect to the Pending Acquisitions
(iii) for approvals under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 with respect to the Pending Acquisitions and (iv) as disclosed in the Acquisition Documents relating to the Pending Acquisitions (including all schedules and attachments) with respect to the Pending Acquisitions, the issue and sale of the Shares by the Company, the execution, delivery and performance of this Agreement by the Company, the execution, delivery and performance of the other Transaction Documents, and the consummation by the Company and its subsidiaries of the transactions contemplated hereby and thereby will not (A) require any consent, approval, authorization or other order (which has not been obtained) of any court, regulatory body, administrative agency or other governmental body except such as may be required under the Securities Act, securities regulatory bodies (including self-regulatory bodies), securities exchanges or the securities or Blue Sky laws of the various states and under the Hart-Scott-Rodino Anti-Trust Improvement Act of 1976; (B) conflict with or constitute a breach of any of the terms or provisions of, or a default under, the charter or by-laws of the Company, or any of its subsidiaries; (C) require any consent or approval (which has not been obtained) of the parties to, or conflict with or constitute a breach of any of the terms or provisions of, or a default under, any agreement or other instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or their respective property is bound; (D) violate or conflict with any laws or administrative regulations, rulings of court, decrees applicable to the Company, any of its subsidiaries or their respective property; or (E) result in the creation or imposition of any lien on any asset of the Company or any of its subsidiaries, except, in the case of (A), (C), (D), or (E) above, such as would not, either singly or in the aggregate, have a Material Adverse Effect or prevent the Company from performing its obligations hereunder;

         (n) Neither the Company, any of its subsidiaries nor, to the knowledge of the Company, any of the Acquisition Entities is in violation of its Certificate of Incorporation or By-laws or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound;

         (o) The capital stock of the Company conforms in all material respects to the description thereof contained in the Prospectus under the caption "DESCRIPTION OF CAPITAL STOCK," and the statement contained under the caption "AGREEMENTS RELATED TO THE PENDING ACQUISITIONS," insofar as they purport to describe the provisions of the documents referred to therein, are accurate, complete and fair in all material respects;

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         (p) Other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company, any of its subsidiaries or, to the knowledge of the Company, any of the Acquisition Entities is a party or of which any property of the Company, any of its subsidiaries or any of the Acquisition Entities is the subject which, if determined adversely to the Company, any of its subsidiaries or any of the Acquisition Entities, would individually or in the aggregate have a Material Adverse Effect on the Company, its subsidiaries and the Acquisition Entities, taken as a whole and, to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

         (q) Except as disclosed in the Prospectus, there are no outstanding
(A) securities or obligations of the Company or any of its subsidiaries convertible into or exchangeable for any capital stock of the Company, (B) warrants, rights or options to subscribe for or purchase from the Company or any of its subsidiaries any such capital stock or any such convertible or exchangeable securities or obligations, or (C) obligations of the Company or any of its subsidiaries to issue any shares of capital stock, any such convertible or exchangeable securities or obligations, or any such warrants, rights or options;

         (r) Except as disclosed in the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities owned or to be owned by such person or to require the Company to include such securities in any securities being registered pursuant to any registration statement filed by the Company under the Securities Act;

         (s) The Company is not and, after giving effect to the offering and sale of the Shares, will not be (i) an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended (the "INVESTMENT COMPANY ACT"), or
(ii) a "holding company" or a "subsidiary company" or an "affiliate" of a holding company within the meaning of the Public Utility Holding Company Act of 1935, as amended;

         (t) Neither the Company nor any of its affiliates does business with the government of Cuba or with any person or affiliate located in Cuba within the meaning of Section 517.075, Florida Statutes;

         (u) The consolidated financial statements of the Company, each of its subsidiaries and, to the knowledge of the Company, the Acquisition Entities included in the Prospectus present fairly in all material respects the financial position of the Company on a consolidated basis and of each of the Acquisition Entities, respectively, and the results of operations and changes in financial condition as of the dates and for the periods therein specified. Such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved (except as otherwise noted therein). The selected financial data set forth under the captions "PROSPECTUS SUMMARY--SUMMARY CONSOLIDATED FINANCIAL Data," in the Prospectus fairly present, on the basis stated in the Prospectus, the information included. The other financial and statistical information and data set forth in the Prospectus is, in all material respects, accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company, its subsidiaries and, to the knowledge of the Company, the Acquisition Entities, as applicable. The unaudited pro forma condensed combined financial statements and the related notes thereto included in the Prospectus present fairly, as stated therein, the pro forma financial position and results of operations at the respective dates and for the respective

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periods indicated. The pro forma adjustments are factually supportable. All adjustments necessary to fairly present this pro forma information have been made;

         (v) Each of (i) Ernst & Young LLP, (ii) Arthur Anderson LLP and (iii) Price Waterhouse LLP, who have certified certain financial statements of the Company, its subsidiaries and the Acquisition Entities, are each independent public accountants as required by the Act and the rules and regulations of the Commission thereunder;

         (w) Each of the Transaction Documents conforms in all material respects to the respective statements relating thereto contained in the Prospectus;

         (x) Except as disclosed in the Prospectus, there are no business relationships or related party transactions which would be required to be disclosed therein by Item 404 of Regulation S-K of the Commission and each business relationship or related party transaction described therein is a fair and accurate description of the relationships and transactions so described;

         (y) None of the Company nor any of its subsidiaries, nor, to the Company's knowledge, any of the Acquisition Entities or any director, officer, agent, employee or other person associated with or acting on behalf of the Company, any of its subsidiaries or the Acquisition Entities, has used any corporate funds during the last five years for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment, except such as would not have a Material Adverse Effect;

         (z) Except as disclosed in the Prospectus, each of the Company, its subsidiaries and, to the knowledge of the Company, the Acquisition Entities is operating in material compliance with all (and has not violated any) laws, regulations, administrative orders or rulings or court decrees applicable to it or to any of its property (including without limitation those relating to environmental, safety or similar matters, federal or state laws relating to the hiring, promotion or pay of employees), except for violations which would not have a Material Adverse Effect;

         (aa) Except as, singly or in the aggregate, would not have a Material Adverse Effect, (i) the Company and its subsidiaries, have (A) such permits, licenses, franchises and authorizations of governmental or regulatory authorities ("PERMITS") as are necessary to own, lease and operate their properties and to conduct their businesses as presently conducted, and (B) fulfilled and performed all of their material obligations with respect to the Permits, and (ii) no event has occurred that would allow, or after notice or lapse of time would allow, revocation or termination of any Permit or that would result in any other material impairment of the rights granted to the Company or any of its subsidiaries under any Permit, and (iii) neither the Company nor any of its subsidiaries has any reason to believe that any governmental body or agency is considering limiting, suspending or revoking any Permit;

         (bb) The Company, its subsidiaries and, to the knowledge of the Company, the sellers of each of the Acquisition Entities own or possess adequate rights to use all material trademarks, service marks, tradenames, trademark registrations, service mark registrations and copyrights necessary for the conduct of their businesses, and to the Company's knowledge, the conduct of their businesses will not conflict with, and neither the Company nor any of its subsidiaries has received any notice of any claim of conflict with, any such rights of others (except in any such case for any conflict that would not have a Material Adverse Effect);

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         (cc) Each of the Company, its subsidiaries and, to the knowledge of the Company, the Acquisition Entities are in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"); no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company or any of its subsidiaries would have any liability; none of the Company or its subsidiaries has incurred or expects to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (ii) Section 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "CODE"); and each "pension plan" for which the Company or any of its subsidiaries would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification, except, in each case, as would not have a Material Adverse Effect;

         (dd) There is (i) no material unfair labor practice complaint pending against the Company, any of its subsidiaries or, to the knowledge of the Company, any of the Acquisition Entities, or, to the best knowledge of the Company, threatened against any of them, before the National Labor Relations Board or any state or local labor relations board, and no significant grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Company, any of its subsidiaries or, to the knowledge of the Company, any of the Acquisition Entities, or, to the best knowledge of the Company, threatened against any of them and (ii) no material strike, labor dispute, slowdown or stoppage pending against the Company, any of its subsidiaries or, to the best knowledge of the Company, any of the Acquisition Entities nor, to the knowledge of the Company, threatened against the Company, any of its subsidiaries or, to the knowledge of the Company, any of the Acquisition Entities, except, in each case, as would not have a Material Adverse Effect;

         (ee) The Company and each of its subsidiaries has reviewed the effect of Environmental Laws (as defined below) and the disposal of hazardous or toxic substances, wastes, pollutants and contaminants on the business, assets, operations and properties of the Company, each of the subsidiaries and each of the Acquisition Entities, as applicable, and identified and evaluated associated costs and liabilities (including, without limitation, any material capital and operating expenditures required for clean-up, closure of properties and compliance with Environmental Laws, all permits, licenses and approvals, all related constraints on operating activities and all potential liabilities to third parties). On the basis of such reviews, the Company has reasonably concluded that such associated costs and liabilities would not have a Material Adverse Effect. None of the Company, its subsidiaries or, to the knowledge of the Company, the Acquisition Entities has violated any environmental, safety or similar law or regulation applicable to it or its business or property relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("ENVIRONMENTAL LAWS"), lacks any permit, license or other approval required of it under applicable Environmental Laws or is violating any term or condition of such permit, license or approval which could reasonably be expected to, either individually or in the aggregate, have a Material Adverse Effect;

         (ff) The Company, its subsidiaries and, to the knowledge of the Company, the Acquisition Entities have filed all federal, state and local income and franchise tax returns required to be filed through the date hereof and have paid, or made adequate reserve or provision for the payment of, all taxes shown as due thereon except in any case where such

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failure would not have a Material Adverse Effect, and the Company has no knowledge of any tax deficiency that has had (or would have) a Material Adverse Effect;

         (gg) The Company and its subsidiaries (i) make and keep accurate books and records and (ii) maintain internal accounting controls which provide reasonable assurance that (A) transactions are executed in accordance with management's specific or general authorization, (B) transactions are recorded as necessary to permit preparation of their consolidated financial statements and to maintain accountability for their assets, (C) access to their assets is permitted only in accordance with management's specific or general authorization and (D) the reported accountability for their assets is compared with existing assets at reasonable intervals;

         (hh) None of the Company, its subsidiaries nor any agent thereof acting on behalf of any of them has taken, and none of them will take, any action that might cause this Agreement or the issuance of the Shares to violate Regulation G (12 C.F.R. Part 207), Regulation T (12 C.F.R. Part 220), Regulation U (12 C.F.R. Part 221) or Regulation X (12 C.F.R. Part 224) of the Board of Governors of the Federal Reserve;

         (ii) The Company has delivered to the Underwriters true and correct, executed copies of each Transaction Document that has been executed prior to the date hereof and there have been no amendments, alterations, modifications or waivers thereto or in the exhibits or schedules thereto other than those as to which the Underwriters shall previously have been advised and shall not have reasonably objected after being furnished a copy thereof; and

         (jj) Other than as contemplated by the Transaction Documents and the Prospectus, there is no broker, finder or other party that is entitled to receive from the Company or any of its subsidiaries any brokerage or finder's fee or other fee or commission as a result of any of the transactions contemplated by any of the Transaction Documents.

         Notwithstanding the foregoing, any exceptions to the representations and warranties contained in the Acquisition Documents shall be deemed to be included in the applicable representation or warranty contained in this Agreement.

         2. Subject to the terms and conditions herein set forth, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price per Share of $40.87, the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the purchase price per Share set forth in clause (a) of this Section 2, that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction, the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase hereunder.

         The Company hereby grants to the Underwriters the right to purchase at their election up to 1,050,000 Optional Shares, at the purchase price per Share set forth in the paragraph above, for the sole purpose of covering overallotments in the sale of the Firm Shares. Any such election to purchase Optional Shares may be exercised only by written notice from you to

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the Company, given within a period of 30 calendar days after the date of this
Agreement, setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless you and the Company otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

         3. Upon the authorization by you of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Prospectus.

         4. (a) The Shares to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as Goldman, Sachs & Co. may request upon at least forty-eight hours' prior notice to the Company shall be delivered by or on behalf of the Company to Goldman, Sachs & Co. for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company to Goldman, Sachs & Co. at least forty-eight hours in advance. The Company will cause the certificates representing the Shares to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery (as defined below) with respect thereto at the office of Goldman, Sachs & Co., 85 Broad Street, New York, New York 10004 (the "DESIGNATED OFFICE"). The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:30 a.m., New York City time, on May 27, 1998 or such other time and date as Goldman, Sachs & Co. and the Company may agree upon in writing, and, with respect to the Optional Shares, 9:30 a.m., New York time, on the date specified by Goldman, Sachs & Co. in the written notice given by Goldman, Sachs & Co. of the Underwriters' election to purchase such Optional Shares, or such other time and date as Goldman, Sachs & Co. and the Company may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the "FIRST TIME OF DELIVERY," such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the "SECOND TIME OF DELIVERY," and each such time and date for delivery is herein called a "TIME OF DELIVERY."

         (b) The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 7 hereof, including the cross receipt for the Shares and any additional documents requested by the Underwriters pursuant to Section 7(j) hereof, will be delivered at the offices of Baker & McKenzie, 805 Third Avenue, New York, New York 10022 (the "CLOSING LOCATION"), and the Shares will be delivered at the Designated Office, all at such Time of Delivery. A meeting will be held at the Closing Location at 5:00 p.m., New York City time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, "NEW YORK BUSINESS DAY" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

         5. The Company agrees with each of the Underwriters:

                  (a) To prepare the Prospectus in a form approved, subject to the requirements of applicable law and regulation, by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement or Prospectus which shall be reasonably disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish you with copies thereof; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or prospectus, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or prospectus or suspending any such qualification, promptly to use its best efforts to obtain the withdrawal of such order;

                  (b) Promptly from time to time to take such action as you may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

                  (c) Prior to 10:00 A.M., New York City time, on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such period to amend or supplement the Prospectus in order to comply with the Act, to notify you and upon your request to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance, and in case any Underwriter is required to deliver a prospectus in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

                  (d) To make generally available to its securityholders as soon as practicable, but in any event not later than eighteen months after the effective date of the

         Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations thereunder (including, at the option of the Company, Rule
         158);

                  (e) During the period beginning from the date hereof and continuing to and including the date 180 days after the date of the Prospectus, not to offer, sell, contract to sell or otherwise dispose of, except as provided hereunder, any securities of the Company that are substantially similar to the Shares, including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities (other than (i) as described in the Prospectus, (ii) as may be issued in connection with the acquisition of Marquee, and (iii) pursuant to employee stock option plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this Agreement), without the prior written consent of Goldman, Sachs & Co., which shall not be unreasonably withheld;

                  (f) To furnish to its stockholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders' equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail;

                  (g) During a period of five years from the effective date of the Registration Statement, to furnish to you copies of all reports or other communications (financial or other) furnished to stockholders, and to deliver to you (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; and (ii) such additional information concerning the business and financial condition of the Company as you may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its stockholders generally or to the Commission);

                  (h) To use the net proceeds received by it from the sale of the Shares pursuant to this Agreement in the manner specified in the Prospectus under the caption "USE OF PROCEEDS;"

                  (i) To use its best efforts to list for quotation the Shares on the National Association of Securities Dealers Automated Quotations National Market System ("NASDAQ") and;

                  (j) If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act.

         6. The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company's counsel and accountants in connection with the registration of the Shares under the Act and all other reasonable expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares;
(iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 5(b) hereof, including the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey (iv) all fees and expenses in connection with listing the Shares on the NASDAQ; (v) the filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with, securing any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Shares; (vi) the cost of preparing stock certificates;
(vii) the cost and charges of any transfer agent or registrar; and (viii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, and Sections 8 and 11 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make.

         7. The obligations of the Underwriters hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of such Time of Delivery, true and correct, the condition that the Company shall have performed all of its obligations hereunder therefore to be performed, and the following additional conditions:

                  (a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; if the Company has elected to rely upon Rule 462(b), the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

                  (b) Latham & Watkins, counsel for the Underwriters, shall have furnished to you such written opinion or opinions, dated such Time of Delivery, with respect to such matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

                  (c) Baker & McKenzie, counsel for the Company, shall have furnished to you their written opinion (a draft of such opinion is attached as Annex I hereto), dated such Time of Delivery, in form and substance satisfactory to you, to the effect that:

                           (i) The Company is a corporation duly organized,
                  validly existing and in good standing under the laws of the State of Delaware with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus, is in good standing, in each jurisdiction or place where the nature of its business requires such registration or qualification, except where the failure to be so qualified would not have a material adverse effect on the assets, liabilities, results of operations, management, condition (financial or other), properties, business or net worth of the Company and its direct and indirect subsidiaries, taken as a whole (a "MATERIAL ADVERSE EFFECT");

                           (ii) Each subsidiary listed on Schedule III (the
                  "Subsidiaries") is validly existing and in good standing in the jurisdiction of its formation, with full corporate or analogous power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus, is duly registered and qualified to conduct its business and is in good standing, in each jurisdiction or place where the nature of its business requires such registration or qualification, except where the failure to be so qualified would not have a Material Adverse Effect;

                           (iii) The Company has an authorized capitalization
                  as set forth in the Prospectus and the Shares to be issued and sold by the Company to the Underwriters pursuant to this Agreement have been duly and validly authorized and, when issued and delivered against payment therefor as provided in this Agreement, will be duly and validly issued and fully paid and non-assessable;

                           (iv) The Company and each of the Subsidiaries has
                  full power and authority to enter into this Agreement and the acquisition agreements relating to each of the Pending Acquisitions (the "ACQUISITION DOCUMENTS") (each a "TRANSACTION DOCUMENT" and collectively the "TRANSACTION DOCUMENTS"), and to carry out all the terms and provisions, as provided herein and therein;

                           (v) The execution and delivery of each of the
                  Transaction Documents to which the Company or any of the Subsidiaries are a party have been duly authorized by the Company and each of the Subsidiaries party thereto and each of such other Transaction Documents which has been executed prior to or on the date hereof has been duly executed and delivered by the Company and each of the Subsidiaries party thereto and is the legal, valid and binding agreement of the Company and each of the Subsidiaries party thereto (assuming it is a legal, valid and binding agreement of the other parties thereto), enforceable against the Company and each of the Subsidiaries party thereto in accordance with its terms except to the extent that: (i) the same may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other laws now or hereafter in effect relating to creditors' rights generally or by general principles of equity whether asserted in an action at law or in equity; and (ii) rights to indemnity and contribution hereunder may be limited by state or federal securities laws;

                           (vi) Except (i) as disclosed in the Prospectus, (ii)
                  for approvals of the lenders under the Credit Facility with respect to the Pending Acquisitions, (iii) for approvals under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 with respect to the Pending Acquisitions and (iv) as disclosed in the Acquisition

                  Documents relating to the Pending Acquisitions (including all schedules and attachments) with respect to the Pending Acquisitions, the issue and sale of the Shares, the execution, delivery and performance of this Agreement by the Company, the execution, delivery and performance by the Company of the other Transaction Documents, and the consummation by the Company and the Subsidiaries of the transactions contemplated hereby and thereby will not (A) to the knowledge of such counsel require any consent, approval, authorization or other order (which has not been obtained) of any court, regulatory body, administrative agency or other governmental body except such as may be required under the Securities Act, securities regulatory bodies (including self-regulatory bodies), securities exchanges or the securities or Blue Sky laws of the various states and under the Hart-Scott-Rodino Anti-Trust Improvement Act of 1976; (B) conflict with or constitute a breach of any of the terms or provisions of, or a default under, the charter or by-laws of the Company, or any of the Subsidiaries; (C) to the knowledge of such counsel require any consent or approval (which has not been obtained) of the parties to, or conflict with or constitute a breach of any of the terms or provisions of, or a default under, any agreement or other instrument to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries or their respective property is bound; (D) to the knowledge of such counsel violate or conflict with any laws or administrative regulations, rulings of court, decrees applicable to the Company, any of the Subsidiaries or their respective property; or (E) to the knowledge of such counsel result in the creation or imposition of any lien, other than under the Credit Facility, on any asset of the Company or any of the Subsidiaries, except, in the case of (A), (C), (D), or (E) above, such as would not, either singly or in the aggregate, have a Material Adverse Effect or prevent the Company from performing its obligations hereunder;

                           (vii) The capital stock of the Company conforms in
                  all material respects to the description thereof contained in the Prospectus under the caption "DESCRIPTION OF CAPITAL Stock," and the statement contained under the caption "AGREEMENTS RELATED TO THE PENDING ACQUISITIONS" insofar as they purport to describe the provisions of the documents referred to therein, are accurate, complete and fair in all material respects;

                           (viii) To such counsel's knowledge, other than as
                  set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of the Subsidiaries are a party or of which any property of the Company or any of the Subsidiaries are the subject which, if determined adversely to the Company, any of the Subsidiaries would individually or in the aggregate have a Material Adverse Effect; and, to the best of such counsel's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

                           (ix) The Company is not and, after giving effect to
                  the offering and sale of the Shares, will not be (i) an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended (the "INVESTMENT COMPANY ACT"), or (ii) a "holding company" or a "subsidiary company" or an "affiliate" of a holding company within the meaning of the Public Utility Holding Company Act of 1935, as amended;

                           (x) The Registration Statement and the Prospectus
                  and any further amendments and supplements thereto made by the Company prior to such Time of Delivery (other than the financial statements and related schedules therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Act and the rules and regulations thereunder.

                           Such counsel shall also state that they have
                  participated in conferences with officers and other representatives of the Company and the Subsidiaries, representatives of the independent public accountants of the Company and the Subsidiaries and representatives of and counsel for the Underwriters at which the contents of the Registration Statement and the Prospectus and related matters were discussed and, although such counsel has not undertaken to investigate or verify independently, and does not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus, on the basis of the foregoing, no information has come to such counsel's attention that causes such counsel to believe that the Registration Statement (except as to (a) financial statements, including the notes thereto, (b) statistical data and (c) other financial information (including, without limitation, the pro forma financial information, as to which such counsel express no opinion)), on the effective date thereof (or any amendment thereof made prior to the date hereof, as of the date of such amendment), contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein not misleading, or that the Prospectus (except as to (a) financial statements, including the notes thereto, (b) statistical data and (c) other financial information, (including, without limitation, the pro forma financial information, as to which we express no opinion), as of its date or the date hereof contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                  In rendering any such opinion, such counsel may rely, as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of the Company and the subsidiaries and public officials. Such counsel may also state that in rendering such opinion, any statement or opinion set forth therein that is qualified by the phrase "to our knowledge" or any similar phrase, is intended to indicate that, during the course of such counsel's representation of the Company in the subject transaction, no information that would give actual knowledge of the inaccuracy of such statement or opinion has come to the attention of the lawyer who has worked on matters on behalf of the Company and who is still currently employed by or a member of Baker & McKenzie. Further, such counsel may state that Howard J. Tytel, a Director, Executive Vice President, Secretary and General Counsel of the Company and Executive Vice President, General Counsel and Secretary of SFX Broadcasting, Inc. ("BROADCASTING") and Executive Vice President and General Counsel of Sillerman Communications Management Corporation, Inc. ("SCMC") and The Sillerman Companies, Inc. ("TSC") and a Director of The Marquee Group, Inc. ("MARQUEE"), is of Counsel to Baker & McKenzie, and that no assumption should be made that Baker & McKenzie is privy to information and knowledge which is available to and known by Mr. Tytel in his capacities with the Company, Broadcasting, SCMC, TSC and Marquee. Such counsel may further state that they have not undertaken any independent investigation to determine the accuracy of such statement or opinion and no inference as to their knowledge of any matters bearing on the accuracy of any such statement or opinion should be drawn from the fact of their representation of the Company.

                  (d) On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at such Time of Delivery, (i) Ernst & Young LLP, (ii) Arthur Andersen LLP and (iii) Price Waterhouse LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you;

                  (e) (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus, and (ii) since the respective dates as of which information is given in the Prospectus there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company or its subsidiaries, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in Clause (i) or (ii), is in the judgment of the Representatives so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

                  (f) The Company shall have entered into each of the Transaction Documents, the form and substance of each of which shall be reasonably acceptable to the Underwriters (provided that any Transaction Document that was entered into and delivered to each of the Underwriters and their counsel prior to the date of this Agreement shall be deemed acceptable to the Underwriters) in form and substance for purposes of this Section (7), and the Underwriters shall have received counterparts, conformed as executed, thereof and of all other documents and agreements entered into in connection therewith. There shall exist at and as of the Closing Date, after giving effect to the transactions contemplated by this Agreement and the other Transaction Documents, no conditions that would constitute a default (or an event that with notice or the lapse of time, or both, would constitute a default) under any of the other Transaction Documents or that would have a Material Adverse Effect on the Company's ability to consummate the Pending Acquisitions as described in the Prospectus. Each Transaction Document shall be in full force and effect.

                  (g) On or after the date hereof (i) no downgrading shall have occurred in the rating accorded the Company's debt securities by any "nationally recognized statistical rating organization," as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company's debt securities;

                  (h) On or after the date hereof there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the

         New York Stock Exchange or on NASDAQ; (ii) a suspension or material limitation in trading in the Company's securities on NASDAQ; (iii) a general moratorium on commercial banking activities declared by either Federal or New York, State authorities; or (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war, if the effect of any such event specified in this Clause (iv) in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

                  (i) The Shares to be sold at such Time of Delivery shall have been duly listed for quotation on NASDAQ;

                  (j) The Company has obtained and delivered to the Underwriters executed copies of an agreement from the stockholders listed on Schedule II hereto, substantially to the effect set forth in Subsection 5(e) hereof in the form previously specified by you;

                  (k) The Company shall have complied with the provisions of
         Section 5(c) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement;

                  (l) (i) The Company shall have filed with the Commission a rescission offer registration statement on Form S-1 relating to the shares of Stock to be issued pursuant to the Pending Acquisitions,
         (ii) the Commission shall have declared such rescission offer registration statement to be effective and (iii) the Company shall have consummated such rescission offer; and

                  (m) The Company shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of the Company satisfactory to you as to the accuracy of the representations and warranties of the Company herein at and as of such Time of Delivery, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsections (a), (e) and (g) of this Section and as to such other matters as you may reasonably request.

                  (n) The Company shall have furnished to you a letter, in form and substance satisfactory to you, to the effect that the Company will not waive any provisions of the Don Law Agreement or any agreement associated therewith that provides for a customary "lock-up" period without the prior written consent of Goldman, Sachs & Co.

         8. (a) The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any

Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Goldman, Sachs & Co. expressly for use therein.

         (b) Each Underwriter will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Underwriter through Goldman, Sachs & Co. expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

         (c) Promptly after receipt by an indemnified party under subsection
(a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

         (d) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Shares.

If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection
(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

         (e) The obligations of the Company under this Section 8 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 8 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Act.

         9. (a) If any Underwriter shall default in its obligation to purchase the Shares which it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Shares on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such

Shares, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Shares on such terms. In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Shares, or the Company notifies you that it has so arranged for the purchase of such Shares, you or the Company shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term "Underwriter" as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

         (b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

         (c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and of the Company to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 6 hereof and the indemnity and contribution agreements in Section 8 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

         10. The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Shares.

         11. If this Agreement shall be terminated pursuant to Section 9 hereof, the Company shall not then be under any liability to any Underwriter except as provided in Sections 6 and 8 hereof; but, if for any other reason, any Shares are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Underwriters through you for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company shall then be under no further liability to any Underwriter except as provided in Sections 6 and 8 hereof.

         12. In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you jointly or by Goldman, Sachs & Co. on behalf of you as the representatives.

         All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the representatives in care of Goldman, Sachs & Co., 85 Broad Street, New York, New York 10004, Attention: Registration Department; and if to the Company shall be delivered or sent by mail to the address of the Company set forth in the Registration Statement, Attention:
Secretary; provided, however, that any notice to an Underwriter pursuant to
Section 8(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters' Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company by you upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

         13. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and, to the extent provided in Sections 8 and 10 hereof, the officers and directors of the Company and each person who controls the Company or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

         14. Time shall be of the essence of this Agreement. As used herein, the term "business day" shall mean any day when the Commission's office in Washington, D.C. is open for business.

         15. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

         16. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

                           [Signature page(s) follow]

         If the foregoing is in accordance with your understanding, please sign and return to us counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on your part as to the authority of the signers thereof.

                                            Very truly yours,

                                            SFX ENTERTAINMENT, INC.



                                            By: /s/ Howard J. Tytel
                                               --------------------------------
                                            Name:  Howard J. Tytel
                                            Title: Executive Vice President

                        Underwriting signature page(s)

Accepted as of the date hereof:

Goldman, Sachs & Co.


By /s/ Goldman, Sachs & Co.
  ---------------------------
       (Goldman, Sachs & Co.)


Lehman Brothers Inc.


By:  /s/ Jack Langer
   --------------------------
  Name:  Jack Langer
  Title:


Bear, Stearns & Co. Inc.

By: /s/ Lisbeth Barron
  ---------------------------
  Name:  Lisbeth Barron
  Title: Senior Managing Director


Cowen & Company

By: /s/ John B. Dunphy
  ---------------------------
  Name: John B. Dunphy
  Title:


Morgan Stanley & Co. Incorporated


By: /s/ Jonathan A. Knee
  ---------------------------
  Name:  Jonathan A. Knee
  Title: Principal


Prudential Securities Incorporated


By: /s/ Jean-Claude Canfin
   --------------------------
   Name:  Jean-Claude Canfin
   Title: Managing Director

   On behalf of each of the Underwriters

                        Underwriting signature page(s)

                                   SCHEDULE I

                                                                                                  NUMBER OF
                                                                                               OPTIONAL SHARES
                                                                           TOTAL NUMBER OF     TO BE PURCHASED
                                                                             FIRM SHARES          IF MAXIMUM
                                                                           TO BE PURCHASED     OPTION EXERCISED
                          UNDERWRITER
Goldman, Sachs & Co....................................................        1,750,000             262,500
Lehman Brothers Inc....................................................        1,750,000             262,500
Bear, Stearns & Co. Inc................................................          875,000             131,250
Cowen & Company........................................................          875,000             131,250
Morgan Stanley & Co. Incorporated......................................          875,000             131,250
Prudential Securities Incorporated.....................................          875,000             131,250
                                                                               ---------           ---------
         TOTAL.........................................................        7,000,000           1,050,000
                                                                               =========           =========

                                  Schedule I

                                  SCHEDULE II

                        List of required Lock-Up Letters

    1.      Robert F.X. Sillerman

    2.      Michael G. Ferrel

    3.      Brian Becker

    4.      Howard J. Tytel

    5.      Thomas P. Benson

    6.      Richard A. Liese

    7.      D. Geoffrey Armstrong

    8.      James F. O'Grady, Jr.

    9.      Paul Kramer

    10.     Edward F. Dugan


                                 Schedule II